Exhibit-5.1





                        FROHLING, HUDAK & PELLEGRINO, LLC
                               COUNSELLORS AT LAW





 425 EAGLE AVENUE                                  NEWARK, NJ 07101
    SUITE 200                                       (973) 622-2800
ROSELAND, NJ 07068
  (973) 226-4600                                   Please Reply to:
FAX (973) 226-0969                                 [X]   Roseland
                                                   [ ]   Newark




                                 March 14, 2000

 The Tirex Corporation
 3828 St. Patrick
 Montreal, PQ
 Canada H4E 1A4

 Ladies and Gentlemen:

         You have requested our opinion as U.S. Securities Counsel for The Tirex Corporation Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and the registration of an aggregate of three million, five hundred nine thousand, seven hundred fifty nine (3,509,759) shares of Common Stock of the Company (the "Shares"), $.001 par value, per share, issued pursuant to various Employment and Consulting Agreements (the "Agreements") between the Company and the Employees and Consultants.

         We have examined the Company's Registration Statement on Form S-8 in the form to be filed with the Securities and Exchange Commission on or about March 14, 2000 (the "Registration Statement"), the Agreements, the Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware, the Bylaws and the minute books of the Company as a basis for the opinion hereafter expressed.

         Based on the foregoing examination, it is our opinion, and we so advise, that upon issuance and sale in the manner described in the Registration Statement and the exhibits thereto, the Shares will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           /s/ Frohling, Hudak & Pellegrino, LLC
                                           -------------------------------------
                                               FROHLING, HUDAK & PELLEGRINO, LLC